Exhibit 99.1

Volume 2, Issue 3 Highwater Ethanol, LLC Did You Know? A flexible fuel vehicle (FFV) can run on any combination of gasoline and ethanol up to 85 percent ethanol. You can fill up with E85 one time, E-10 Unleaded another and ordinary unleaded the next—a computer in the fuel system automatically adjusts for the level of ethanol in the fuel mix. ~~~~~~~~ Source: www.ethanolfacts.com 2008 National Corn Growers Association Please join us on Friday, September 11, 2009 from 9:30 a.m. until 2:00 p.m. to celebrate the grand opening of your ethanol plant. We ask that everyone park in the Southwest Research & Outreach Center located 23669 130th St., Lamberton. We will have buses transfer you to and from the Highwater Ethanol site. Buses will begin running at 9:00 a.m. No visitor vehicles will be allowed on the Highwater Ethanol site. There will be a short program starting at 9:30 a.m. with guided tours to follow. Refreshments will be served. We look forward to seeing you there. Highwater Ethanol Grand Opening September 2009 Contact Information: 24500 US HWY 14 PO Box 96 Lamberton, MN 56152 Phone: 507.752.6160 Toll Free: 888.667.3385 Fax: 507.752.6162 E-mail: info@highwaterethanol.com Check for updates and future newsletters on our website: www.highwaterethanol.com Investor Update Administration Building, as of April 23, 2009. Photo by Robin Spaude Photo by Hillary Kletscher 85¢ off per gallon of E85 10¢ off per gallon of B5 In conjunction with the Highwater Ethanol Grand Opening the Redwood County Corn and Soybean Growers are sponsoring 10 a.m. to Noon Friday, September 11, 2009 Meadowland Farmers Coop C-Store, 101 1st Ave—Lamberton, MN The first 25 FFVs receive E85 for 85¢ per gallon. E85 is for flexible fuel vehicles (FFVs) only. FFVs use E85 or gas interchangeably. B5 biodiesel can be used in any diesel engine. 30-gallon limit. Brought to you by the Redwood County Corn and Soybean Growers Association, the Soybean Check off and the MN Corn Growers Association.

for our investors and the regional economy. Your board of directors continue looking for opportunities to assure profitability into the future. We continue to take a conservative approach to risk management while not limiting profit potential. We have appointed three new members to the board, Luke Spalj, Rex Roehl, and Scott Brittenham. They have all been serving as advisory members. I anticipate they will join the other board members in seeking terms on the board. We will be conducting nomination soon followed by interviews and slating of a ballot. All shareholders will then have an opportunity to vote on their board of directors. Our by-laws state that we reduce the board to nine members at this time. If you have somebody you would like to nominate outside of the existing board please call our office. I believe we will have more than nine highly qualified individuals seeking election. You the investor will have a very important task deciding who will best serve your investment interest. In closing I want to pay recognition to a gentleman who has had a major role in getting the plant to where it is today. Robin Spaude has served as our project construction manager. He is currently the plant manager at Granite Falls Energy. Robin has given our facility service beyond his duties. He takes pride in his work, has firsthand knowledge of what is important to the efficient operation of a plant and understands the restraints of a budget. At times he was a building inspector, engineer, referee (when two contractors both wanted to work in the same space at the same time), diplomat (when dealing with permitting issues), advisor, etc Yes, Robin was asked to wear many hats and accomplished all of this with an outstanding attitude towards his work. “Robin, you are truly a pleasure to work with and Thank You for always keeping Highwater Ethanol’s best interest in mind!” Sincerely, David Moldan Chairman PAGE 2 HIGHWATER ETHANOL, LLC VOLUME 2, ISSUE 3 We are producing Ethanol! The result of three years of hard work by many people that believed in the company and its mission statement. “To successfully build and operate an ethanol facility, which will be profitable to our investor owners, while contributing to the economic growth in the region.” I would like to extend a “Thank You” to all of you, our investors. Without your confidence and financial support we would never have been able to get this project started. This is your facility and you can be proud of all that has been accomplished. We believe that we have a facility with all the updated equipment and current technologies available to us. Our staff is busy doing their best work to try and make the plant produce as highly efficiently as possible. We hope that this will in time bring returns to you, our investor. September 11th is our Grand opening and your opportunity to see firsthand your investment. We believe we have already made a major contribution to the economic growth and business retention in the region. Throughout construction the local economy has benefited. The construction personnel have rented places to stay, bought food, fuel, etc. A local construction company built our administrative building using many locally supplied materials. Road work, concrete, electricians, aggregate, landscaping all came from with-in our region. Economist say that a dollar spent locally will be circulated in that local economy 3-7 times before being spent out of the area. It does not take long to do the math to realize the effect a project of our size has on a regional economy! Now that we are completing construction our impact on the region will change to new avenues. We are employing 37 individuals that live and do business in the region. We believe we are providing value-added to the commodities grown and that the price received by farmers for their corn will be better when the end user is local. DDGs will also be locally available to our livestock producers potentially reducing transportation cost and ultimately feed cost. We believe the bottom line is a win-win From the Board Chair

PAGE 3 HIGHWATER ETHANOL, LLC VOLUME 2, ISSUE 3 Highwater Ethanol Highlights from your CEO/GM Greetings from Highwater Ethanol, LLC, Lamberton, MN!! As I write this for our summer newsletter construction of the facility is about 99.9% complete. We started receiving corn on July 27, 2009, receiving approximately 450,000 bushels the first week of delivery. We stopped receiving corn deliveries on August 5, 2009 as we had reached storage capacity and have started to receive corn again effective August 19, 2009. We started grinding corn on August 14, 2009, as I write this we are in our 4th day of operations with only minor startup items. We sent our first 190 proof to the tank farm on August 18, 2009. We continue to make progress with the startup and anticipate loading our first ethanol railroad cars the week of August 24, 2009. Highwater Ethanol, LLC started the majority of our employees on May 4th, 2009. Since their start date we have been busy training the employees in the class room, on the Highwater Ethanol site along with some training at Granite Falls Energy, Granite Falls, MN. We would like to thank the Granite Falls Energy Board and employees for allowing Highwater Ethanol Employees to gain some valuable hands on training. Some of you may know that Highwater Ethanol, LLC had contracted with Granite Falls Energy for project construction management. Robin Spaude, Plant Manager filled that role here at HE and did a GREAT job. THANK YOU! Highwater Ethanol, LLC continues to walk from a construction mode to an operations mode, this will last for a few more months. As we enter into the operations mode we continue to monitor the margins on a daily basis, as we have been doing in the hope that we find opportunities for a positive margin for the coming year. It will not be easy, but we will continue to work hard to take advantage of these opportunities. Highwater Ethanol, LLC intends to remain focused on margins and we will operate the plant with this in mind. We believe the Renewable Fuels industry is here to stay, Highwater Ethanol, LLC is poised to be part of this industry. Our management team in place consist of Mark Peterson, CFO, Mark Palmer, Plant Manager, Tom Streifel, Risk/Commodity Manager, Matt Lenning, Operations Manager, Dan Thompson, Maintenance Manager, Lisa Landkammer, Lab Manager, Dan Dahl, Environmental, Health & Safety Coordinator. The majority of our management team comes with excellent experience in the ethanol industry. We believe we have positioned our team to be successful in the ethanol industry. Highwater Ethanol, LLC will be holding elections for the Board of Governors in February 2010 at the annual meeting which is scheduled for February 26, 2010. Information for applying for the Board of Governors is found in this news letter and on our web site. In closing, I can say it has been a “Great” project to be part of, and I believe you, our investor’s owners, will be proud of the facility. We have scheduled our GRAND OPENING for Friday, September 11, 2009 at 9:30 am, starting with a program and then tours of the site and facility that day. I am looking forward to seeing everyone at our Grand Opening. We will take care of the present as we focus on the FUTURE! Brian Kletscher CEO/GM Highwater Ethanol, LLC

At the Site with Robin PAGE 4 HIGHWATER ETHANOL, LLC VOLUME 2, ISSUE 3 Another 90 days has sped by and as I write this portion of the Highwater Ethanol newsletter corn trucks are getting weighed, probed and dumping their corn in the grain receiving building. Silos are approx. onehalf full. We are treating water and will be firing the boiler for the first time in the next few days and then it is grind corn and produce ethanol 24/7. It’s been an extremely fast 14 months for me since starting on this project and a very gratifying one at that! Since the April 2009 newsletter the major construction achievements to mention were: Fagen Inc. crews substantially completed their portion of construction by late June; -Corn and DDG system flush occurred just prior to that time. -Hydrotesting of all tanks on site was accomplished by the end of May. -Truck and rail scales were inspected and certified by the State of MN, Bureau of Weights & Measures in late June and early July respectively. -McCormick Inc. finished installing all of the grain handling equipment and put a very impressive water repellant roof system on the silos. I believe Highwater’s silos really turned out well! Most of the punch list items identified over the past three months have also been worked off. I believe Mark Palmer and his Highwater Ethanol staff did a fantastic job with focusing on the production facility and process piping/equipment details. The list was extremely lengthy and thorough. The punch list was tackled promptly and dealt with professionally by Brad Borman’s staff. Fagen’s startup crews/subs are now on site assisting Highwater employees with startup and debugging any issues with equipment that arise and it has been very very few at this point! This was Brad Borman’s seventh, I believe, ethanol plant project and in my opinion he did a great job as project manager for Fagen in managing his crews and sub-contractors and getting this plant ready to operate by July, four months ahead of the original contract schedule. While the Fagen crews were doing their part other Highwater contractors were also very busy getting their portions completed. Highwater’s Phase One contractor, R&G Construction, was back on site in May to finish off installation of the last portion drain culvert, re-apply lay down yard gravel to back grade plant buildings, final grading of site roads and re-apply the last of the black dirt. Site roads held up extremely well through the winter and spring thaw months. Adjustment needed to road bed/ sub-grade was very minimal. Rice Lake Construction & Wagner Construction completed water main hydro-testing, pump house installation for the wells and fire loop testing which brought the water from the wells to the site. Rice Lake completed the Cold Lime Softening (CLS) water treatment building and equipment installation to provide the filtered water for hydro-testing of tanks, process water

PAGE 5 HIGHWATER ETHANOL, LLC VOLUME 2, ISSUE 3 Robin Spaude—Continued from page 4 lines and fire loop. All of this occurred right after release of the April newsletter. Both offsite wells are now controlled remotely from the Highwater Ethanol site as well. Highwater’s rail contractor, L.A. Colo, finished tracks 6 & 7, retamped some track sections and re-adjusted several rail switches for full time rail operation. Rail tank cars and gondola cars were all staged on site by the end of April. I think that Highwater’s water mains, fire loop, natural gas and electrical infrastructure is probably equal to that of a community the size of Lamberton. As part of Highwater’s MPCA Air Emission and NPDES permits certain other activities were completed in the past couple of months; namely installation of perimeter security fencing, lining and 30-day pre-fill seepage testing of the reverse osmosis reject pond and paving of all site roads and Harvest Avenue for dust abatement; all of which had to be completed before plant startup. Construction manpower on the Highwater site peaked at 225 workers of all contractors and is now down to approximately 10 people to assist with startup and training. Final road shouldering, installation of road and directional signs, road side lighting and some back filling around buildings is left to do. As I mentioned to your board last week, the only thing missing are the sounds and aroma of production and that will happen shortly. I stated at your last annual shareholders meeting in February 09 that “you are gonna have a great plant.” I believe You now have a great plant! Thank you for having me assist with your plant construction and best wishes to the Highwater management and staff in the future success of your plant. I look forward to seeing many of you at your open house in September. Save the Date! Highwater Ethanol, LLC Annual Meeting Friday, February 26, 2010. More details to come. Did You Know? Studies have shown that ethanol: Reduces tailpipe carbon monoxide emissions by as much as 30 percent Reduces exhaust volatile organic compounds (VOC) emissions by 12 percent Reduces toxic emissions by 30 percent Reduces particulate matter (PM) emissions by more than 25 percent Source: www.ethanolfacts.com ~~~~~ 2008 National Corn Growers Association

The Financial Side of Things This newsletter contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described in our filings with the Securities and Exchange Commission (“SEC”). Changes in our business strategy, capital improvements or development plans; Construction delays and technical difficulties in constructing the plant; Changes in the environmental regulations that apply to our plant site and operations; Changes in general economic conditions or the occurrence of certain events causing an economic impact in the agriculture, oil or automobile industries; Changes in the availability and price of natural gas and corn, and the market for ethanol and distillers grains; Changes in federal and/or state laws (including the elimination of any federal and/or state ethanol tax incentives); Overcapacity within the ethanol industry; Changes and advances in ethanol production technology; and Competition from alternative fuel additives. Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this communication. We are not under any duty to update the forward-looking statements contained in this newsletter. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this communication. You should read this newsletter with the understanding that our actual results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements. It has been a busy summer installing and setting up the new accounting system. The setup has been moving along quite well but is still a big task. We are continually testing the system and its’ data as we move toward our goal. The general ledger, purchase order, account payable and payroll modules are working well with occasional hiccups. The sales module at the time of my writing this article has been tested in our test environment. Starting the week of August 17, 2009 we started shipping wet distiller grains so the system has data in it that is being recorded as first income from operations. The grain module includes the scale operation which includes a remote ticket printer in which a scale ticket is printed at the scale so haulers do not have to come into the office. The grain module also handles the outbound distiller grains and ethanol loads and is a key part of the risk management platform. Investor module setup is in process and should be complete by the end of September. This module will track the trades and exchanges of investor shares and will be used to provide an electronic format of investor records for the tax returns. Speaking of tax information, we are currently exploring ways to have a tax estimate done and available to our investors before December 31, 2009. My goal is to have this ready for the first or second week in December so it is beneficial to our investors in their tax planning. We utilized two interns for the summer to assist in the setup and around the office. They both received experience of what it takes to operate an office by completing a wide array of tasks. “Thank you Hillary and Jordon.” Sincerely, Mark Peterson PAGE 6 HIGHWATER ETHANOL, LLC VOLUME 2, ISSUE 3

Commodity Talk with Tom Streifel Greetings from the commodities side of this business. It is early August and the grain trade is again trying to stir up a weather market. The US corn crop got off to a great start, especially in the HE trade region. However, the extended forecast calls for a stint of above normal temps and below normal precipitation, which if realized would take the edge of the once very local crop. We are seeing private production estimates roll through the markets with projections in a very wide range such as 151 bushel national average if precipitation is below normal in August up to 164 bushels per acre if normal weather prevails. Harvested acreage is projected at 80 million acres, thus the supply open to debate is approximately one billion bushels plus or minus $.75 per bushel from current levels. One fallacy that should be addressed is the talk that lower corn prices help ethanol plants bottom line. In reality, corn, ethanol and distillers prices walk nearly lock step higher and lower, thus the crush margin virtually stays the same. The industry has probably seen its glory days, which were in 2005 following Hurricane Katrina and President Bush’s call for ethanol to play a role in making the US energy independent. Conversely, the fallout from excessive ethanol supply and in turn the shortage in corn was resolved (albeit quite radically) in 2008. The supply and demand for ethanol is getting into a more defined situation with demand strong enough to warrant no additional closing of plants. However, built capacity still has the capability of out pacing demand if all the plants were operational. Thus the market is offering a sufficient margin for the most economical plants to continue to operate in the black while some of the destination plants that face high corn costs remain idle. Highwater Ethanol began taking corn on July 24 and nearly filled available storage to capacity the following week. Corn grind is expected to commence shortly, thus we anticipate shipping product off site by mid August. HE plans to sell modified distillers (approximately 50% moisture) to local livestock operations. Product should be available during the third week of August. All of Highwater Ethanol’s distillers will be sold through CHS, out of Minneapolis, Minnesota. Potential customers interested in using our product should call CHS directly at 1-800-769-1066 to establish an account or get price quotes and/or delivery details. Distillers Grains Inquiries PAGE 7 HIGHWATER ETHANOL, LLC VOLUME 2, ISSUE 3

Notice of Elections for Highwater Ethanol, LLC Highwater Ethanol, LLC is currently managed by a Board of Governors consisting of eleven Governors (the “Initial Governors”). Pursuant to the Amended Member Control Agreement (the “Operating Agreement”) the initial Governors serve until the first annual meeting of the Members following the date on which Highwater Ethanol commences substantial operations. As Highwater Ethanol became operational in August 2009, the term of the Initial Governors will conclude at the 2010 Annual Meeting, and a new Board of governors will be elected. The number of Governors elected at the 2010 Annual Meeting shall be set at nine Governors as set forth in the Operating Agreement. Additionally, the Operating Agreement requires Elected Governors to serve staggered terms of three years. In order to accomplish the staggered tiers, the Initial Governors will vote to identify the Governor positions to be elected and classify each Governor position as Group I, Group II or Group III. Group I Elected Governors will be elected for an initial term of one year, Group II Elected Governors will serve an initial term of two years, and Group III Governors will serve an initial term of three years. Each group will serve terms of three years following each group’s respective initial term. Nominees to be Elected Governors must be named by the Initial Governors, a Nominating Committee established by the initial Governors or through nomination by a Member. Pursuant to the Operating Agreement, any Member wishing to make a nomination for Governor must do so by written notice to make a nomination, either by personal delivery or by US mail, postage prepaid, to the Highwater Ethanol Nominating Committee. This notice must be delivered to the company no later than January 12, 2010 and no earlier than November 28, 2009. Highwater’s website will set forth the necessary information to be included in the notice to nominate a Governor. If any Member has additional questions regarding the Governor nomination or election processes, please do not hesitate to contact the company. PAGE 8 HIGHWATER ETHANOL, LLC VOLUME 2, ISSUE 3 Did You Know? In 2008, U.S. ethanol production displaced the equivalent of 330,000 barrels of imported crude oil per day—more than one large oil tanker per week. Source: www.ethanolfacts.com ~~~~~ 2008 National Corn Growers Association

PAGE 9 HIGHWATER ETHANOL, LLC VOLUME 2, ISSUE 3

Views from the Highwater Ethanol Site


1st delivery of corn by Mike Landuyt


Goblish
George Goblish & Brian Kletscher


Highwater Ethanol Board Members: (left to right) - John Schueller, David Moldan, Mike Landuyt, Warren Pankonin, George Goblish, Tim VanDerWal & Russ Derickson


Trucks waiting to scale out


Northwest view from top of silos


North view from top of silos


Northeast view from top of silos


East view from top of silos


View looking up the silos


Louis duCharme & Brian Kletscher in the Control Room shortly after production began on August 14, 2009


First DDG's